EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-1 of our report dated May 8, 2023, relating to the consolidated financial statements of Blue Hat Interactive Entertainment Technology and subsidiaries (the “Company”).

We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Audit Alliance LLP

Singapore

February 9, 2026